EXHIBIT 11 - STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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TOMPKINS  COUNTY  TRUSTCO  INC.
WEIGHTED  AVERAGE  SHARES  FOR  1997
                                                                                                        BASIC
                                                                                                     WEIGHTED
                                                       ACTUAL        NO.          AGGREGATE           AVERAGE
DATE          DESCRIPTION                              SHARES       DAYS           SHARES              SHARES
01-Jan-97     Director's Fees

              299 Treasury Shares                    3,294,262       55          181,184,410        3,294,262

25-Feb-97     118 shares of I.S.O.P. allocated       3,294,380       35          115,303,300        3,294,308

01-Apr-97     Director's Fees
              312 Treasury Shares                    3,294,692       14           46,125,688        3,294,360

15-Apr-97     428 shares issued
              Officer options exercised              3,295,120       29           95,558,480        3,294,525

14-May-97     Repurchased 80,000 shares              3,215,120       48          154,325,760        3,273,468

01-Jul-97     Director's Fees
              286 Treasury Shares                    3,215,406       92          295,817,352        3,253,901

01-Oct-97     Director's Fees
              260 Treasury Shares                    3,215,666        7           22,509,662        3,252,945

08-Oct-97     1,985 shares issued
              Officer options exercised              3,217,651       85          273,500,335        3,244,726

              Number of days in the year:                           365        1,184,324,987        3,244,726


           1997 Net Income (Numerator)                                  $9,855,594
           Basic Weighted Average Shares (Denominator)                   3,244,726
           BASIC EARNINGS PER SHARE                                          $3.04


           1997 Net Income (Numerator)                                  $9,855,594
           Effect of dilutive securities (options)                          37,610
           Diluted Weighted Average Shares (Denominator)                 3,282,336
           DILUTED EARNINGS PER SHARE                                        $3.00

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